UNITED STATES
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Neose Technologies, Inc.
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PRESS RELEASE

Neose Technologies Receives Additional Staff Determination from

Nasdaq Global Market

HORSHAM, PA, January 16, 2009 — Neose Technologies, Inc. (NasdaqGM: NTEC) today announced that on January 12, 2009 it received an additional Staff Determination from the NASDAQ Listing Qualifications Department (the “Department”) indicating that the Company’s failure to hold an annual meeting of stockholders during its fiscal year ended December 31, 2008 constitutes an additional basis for delisting the Company’s common stock from the Nasdaq Global Market pursuant to Marketplace Rules 4350(e), 4350(f) and IM-4350-8.

During 2008, the Company received a number of Staff Determinations from the Department indicating deficiencies related to its failure to satisfy certain Nasdaq listing standards.  An appeal hearing was held on December 18, 2008 before the Nasdaq Listing Qualifications Panel (the “Panel”).  The Panel will consider this additional deficiency in rendering its decision.

There can be no assurance that the Panel will grant the Company’s request for continued listing, particularly in view of the multiple deficiencies that have been raised by the Department. In the event that the Panel denies the Company’s request for continued listing on the Nasdaq Global Market, the Company expects that its common stock will be eligible to trade on the OTC Bulletin Board or Pink OTC Markets Inc.

About Neose Technologies, Inc.

Neose Technologies, Inc. is a clinical-stage biopharmaceutical company focused on the development of next-generation therapeutic proteins that are competitive with best-in-class protein drugs currently on the market.  The lead candidates in its pipeline, GlycoPEG-GCSF for chemotherapy-induced neutropenia, and the GlycoPEGylated hemostasis compounds Factor VIIa, Factor VIII, and Factor IX, target markets with aggregate 2006 sales of approximately $8 billion.  For more information, please visit www.neose.com.

CONTACTS:

Neose Technologies, Inc.

A. Brian Davis

Sr. Vice President and Chief Financial Officer

(215) 315-9000

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties.  Among those risks and uncertainties are: the risk that the Panel will not grant the Company’s request for continued listing and that the Company’s common stock will not begin trading on the OTC Bulletin Board or the Pink OTC Markets Inc., as well as more specific risks and uncertainties set forth in the sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” and discussions of risk factors in the Company’s subsequent SEC filings.  Any of these risks and uncertainties could cause the Company’s actual results to differ from those contained in the forward-looking statements.

Additional Information and Where to Find It

In connection with stockholder approval of the Company’s previously announced asset sales and planned liquidation, the Company has filed a definitive proxy statement and other materials with the SEC.  Stockholders of the Company are advised to read the definitive proxy statement and any other relevant documents filed with the SEC because those documents will contain important information about the Company’s previously announced asset sales and planned liquidation.  Stockholders may obtain a free copy of the definitive proxy statement, and other documents filed with the SEC, at the SEC’s web site at http://www.sec.gov.  Free copies of these filings may also be obtained from the Company by directing a request to A. Brian Davis, Senior Vice President and Chief Financial Officer, Neose Technologies, Inc., 102 Rock Road, Horsham, Pennsylvania 19044 or at www.neose.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the Company’s previously announced asset sales and planned liquidation.  Information regarding the Company’s directors and executive officers is available in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on April 29, 2008.  Additional information regarding the interests of such potential participants is included in the definitive proxy statement and the other relevant documents filed with the SEC.